SEPARATION AND GENERAL RELEASE AND WAIVER AGREEMENT
This Separation and General Release and Waiver Agreement (the “General Release”) is made as of the day of November 18, 2025 by Scott M. Lappetito (the “Executive”).
WHEREAS, the Executive and National Healthcare Properties, Inc., a Maryland corporation and real estate investment trust (the “Company”), have entered into an Employment Agreement (the “Agreement”) dated as of December 20, 2024, that provides for certain compensation and severance amounts upon the Executive’s termination of employment; and
WHEREAS, the Executive has agreed, pursuant to the terms of the Agreement, to execute a release and waiver in the form set forth in this General Release in consideration of the Company’s agreement to provide the compensation and severance amounts upon his termination of employment set out in the Agreement; and
WHEREAS, the Executive has incurred a termination of employment effective as of November 18, 2025; and
WHEREAS, the Company and the Executive desire to settle all rights, duties and obligations between them, including without limitation all such rights, duties, and obligations arising under the Agreement or otherwise out of the Executive’s employment by the Company; and
WHEREAS, capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Agreement.
NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Executive agrees as follows:
1.SEPARATION. The Executive acknowledges that he is voluntarily resigning and his last day of employment shall be November 18, 2025 (the “Separation Date”). After the Separation Date, Executive shall not represent himself as being an employee, officer, director, agent or representative of the Company for any purpose. The Company and the Executive hereby agree to waive the 30-day prior written notice requirement under Section 5 of the Agreement.
2.NO ADMISSION OF LIABILITY. The Executive and the Company agree that this General Release is not, and shall not be construed as, an admission of liability, wrongdoing, or unlawful conduct by either party. Both parties expressly deny any such liability or wrongdoing and enter into this General Release solely for the purpose of resolving any and all matters related to Executive’s employment and separation.
3.FINAL PAYCHECK. Regardless of whether the Executive signs this Agreement, the Executive will receive his final regular paycheck in accordance with applicable law, including the Executive’s wages through the Executive’s last day worked, and payment for all accrued, unused paid time off and vacation time as of the Separation Date, subject to standard payroll deductions and withholdings, which shall constitute full and final payment by the Company of all compensation to which the Executive is—or has ever been entitled—for services provided to the Company, such that the Company shall have no further monetary or other obligation of any kind to the Executive in connection with the Executive’s work performed for the Company. The Executive will also receive reimbursement from the Company of all reasonable business expenses, if any, incurred through the Separation Date in accordance with the Company’s expense reimbursement policy and practices. In entering into this General Release, the Executive hereby acknowledges and agrees he has received or will receive any of the above and that no further compensation is otherwise due to him under applicable law upon satisfaction of these payments (the “Accrued Benefits”).
4.CONSIDERATION. In exchange for the Executive’s agreement to, and full compliance with, the terms and conditions in this General Release and the Agreement, in addition to the Accrued Benefits, the Company agrees to provide additional severance benefits to the Executive beyond what Employee is otherwise entitled to as explained below and herein:
(a)an amount equal to $425,000, which represents the Executive’s guaranteed Target Annual Bonus for 2025, to be paid when annual bonuses are paid by the Company in the normal course;

(b)effective on or around January 1, 2026, accelerated vesting of 43,545 restricted shares of the Company’s common stock, which represents all of the Executive’s unvested time-based vesting shares of equity or equity-based awards, including the One-Time Award (as defined in the Agreement) (for the avoidance of doubt, the Executive’s 12,441 shares of performance-based equity or equity based awards shall be governed by the terms of the applicable award agreement, provided that such performance based awards shall continue to remain outstanding until the end of the applicable performance period and the Executive shall vest in a pro rata portion of such performance based awards based on the length of time the Executive was employed during the performance period multiplied by the actual performance for the entire period, with any subjective performance measures with respect to the Executive’s performance measured at target);
(c)if the Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive for the monthly COBRA premium paid by the Executive for himself and his dependents until the earliest of (i) the eighteen (18)-month anniversary of the Separation Date, (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage, and (iii) the date on which the Executive receives substantially similar coverage from another employer or other source;
(d)a cash amount equal to $850,000, which represents the sum of the Executive’s Base Salary plus the Executive’s Target Annual Bonus for 2025, payable in equal installments in accordance with the normal payroll practice of the Company over the twenty-four (24)-month period following the Separation Date, with such installment payments beginning within sixty (60) days following the Separation Date (with the first payment to include any installment payments that would have been made after the Separation Date and before the Effective Date); and
(e)a cash amount equal to $35,416.66, which represents the amount of the Executive’s Base Salary for the 30-day notice period waived by the Company and the Executive pursuant to Section 1 hereto, payable in accordance with the normal payroll practice of the Company.
5.RELEASE. In consideration of the Agreement and for the payments to be made pursuant to the Agreement:
(a)The Executive knowingly and voluntarily releases, acquits and forever discharges the Company, and any and all of its past and present owners, parents, affiliated entities, divisions, subsidiaries and each of their respective stockholders, members, predecessors, successors, assigns, managers, agents, directors, officers, employees, representatives, attorneys, employee benefit plans and plan fiduciaries, and each of them (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, against them which the Executive or any of his heirs, executors, administrators, successors and assigns (“Executive Persons”) ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the effective date of this General Release (hereinafter referred to as the “Executive’s Claims”), including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor or civil rights laws including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Rehabilitation Act, the Pregnancy Discrimination Act of 1978, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Lilly Ledbetter Fair Pay Act, the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law, the New York City Earned Sick Leave Law, the New York and United States Constitutions, in each case as they may be or have been amended from time to time, and any and all other federal, state or local laws, regulations or constitutions covering the same or similar subject matters; and (ii) any and all other of the Executive’s Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, including, without limitation, any of the Executive’s Claims for any kind of tortious conduct (including but not limited to any claim of defamation or distress), breach of the Agreement, violation of public policy, promissory or equitable estoppel, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation, bonus, incentive compensation, overtime compensation, severance pay or benefits of any kind whatsoever, including disability and medical benefits, back pay, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys’ fees, costs, disbursements or expenses, or any other claims of any nature; and all claims under any other federal, state or local laws relating to employment, except in any case to the extent such release is prohibited by applicable federal, state and/or local law.
(b)The Executive acknowledges that he is aware that he may later discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Release, but it is his intention to fully and finally forever settle and release any and all matters, disputes, and differences, known or unknown, suspected and unsuspected, which now exist, may later exist or may previously have existed between himself and the Releasees or any of them, and that in furtherance of this intention, the Executive’s general release given herein shall be and remain in effect as a full and complete general release notwithstanding discovery or existence of any such additional or different facts.
(c)The Executive represents that he has not filed or permitted to be filed and will not file against the Releasees, any claim, complaints, charges, arbitration or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of any matters set forth in Section 5(a) hereof. If the Executive has or should file such a claim, complaint, charge, grievance, arbitration, lawsuit or similar action, he agrees to remove, dismiss or take similar action to eliminate such claim, complaint, charge, grievance, arbitration, lawsuit or similar action within five (5) days of signing this General Release. Excepted from the foregoing is any claim, charge, lawsuit, or similar matter filed with the Securities and Exchange Commission.
(d)Notwithstanding the foregoing, this General Release is not intended to interfere with the Executive’s right to file a charge with the Equal Employment Opportunity Commission (hereinafter referred to as the “EEOC”) in connection with any claim he believes he may have against the Company. However, the Executive hereby agrees to waive the right to recover money damages in any proceeding he may bring before the EEOC or any other similar body or in any proceeding brought by the EEOC or any other similar body on his behalf. This General Release does not limit the Executive’s right to receive a reward from a government-administered reward program for providing information directly to the Securities and Exchange Commission.
(e)This General Release does not release, waive or give up any claim for workers’ compensation benefits, indemnification or director’s and officer’s liability insurance rights, any Accrued Benefits, Severance Payments, vested retirement or welfare benefits he is entitled to under the terms of the Company’s retirement and welfare benefit plans, any other vested shares, equity or benefits (including rights with respect to vested equity or equity based awards held by the Executive) or indemnification arrangements, as in effect from time to time, any right to unemployment compensation that the Executive may have, or his right to enforce his rights under the Agreement and this General Release.
6.CONFIRMATION OF OBLIGATIONS. The Executive hereby confirms and agrees to his continuing obligation under the Agreement after termination of employment not to directly or indirectly disclose to third parties or use any Confidential Information (as defined in the Agreement) that he may have acquired, learned, developed, or created by reason of his employment with the Company.
7.CONFIDENTIALITY; NO COMPETITION; NONSOLICITATION.
(a)The Executive hereby confirms and agrees to his confidentiality, nonsolicitation, non-competition, and dispute resolution obligations pursuant to the Agreement, and hereby confirms and agrees to his duty of loyalty and fiduciary duty to the Company under applicable statutory or common law.
(b)The Executive and the Company each agree to keep the terms of this General Release confidential and shall not disclose the fact or terms to third parties, except as required by applicable law or regulation or by court order or, as to the Company, in the normal course of its business; provided, however, that the Executive may disclose the terms of this General Release to members of his immediate family, his attorney or counselor, and persons assisting him in financial planning or tax preparation, provided these people agree to keep such information confidential.
8.NO DISPARAGEMENT. The Executive agrees not to disparage the Company, its members of the Board of Directors, executive officers, employees and advisors and its current or former affiliates (the “No Disparagement Parties”), and the Company shall instruct its officers to not disparage the Executive, including making any statement or comments or engaging in any conduct that is disparaging toward the Company (including the Releasees and each of them) and the No Disparagement Parties or the Executive, as the case may be, whether directly or indirectly, by name or innuendo; provided, however, that nothing in this General Release shall restrict communications protected as privileged under federal or state law to testimony or communications ordered and required by a court, in arbitration or by an administrative agency of competent jurisdiction, or limit the Executive’s ability to communicate with or participate in any investigation or proceeding (including by providing documents or other information, without notice to the Company) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission.
9.REMEDIES FOR BREACH. In the event that either Party breaches, violates, fails or refuses to comply with any of the provisions, terms or conditions or any of the warranties or representations of this Agreement (the “Breach”), in its sole discretion the non-breaching Party shall recover against the breaching Party damages, including reasonable attorneys’ fees, accruing to the non-breaching Party as a consequence of the Breach. Regardless of and in addition to any right to damages the non-breaching Party may have, the non-breaching Party shall be entitled to injunctive relief. The provisions of Sections 5, 6, 7 and 8 hereof are material and critical terms of this Agreement, and the Executive agrees that, if he breaches any of the provisions of these Sections, the Company shall be entitled to injunctive relief against the Executive regardless of and in addition to any other remedies which are available.
10.NO RELIANCE. Neither the Executive nor the Company is relying on any representations made by the other (including any of the Releasees) regarding this General Release or the implications thereof.
11.MISCELLANEOUS PROVISIONS.
(a)This General Release contains the entire agreement between the Company and the Executive and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between the Parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this General Release exist. This General Release cannot be changed or terminated orally. Should any provision of this General Release be held invalid, illegal or unenforceable, it shall be deemed to be modified so that its purpose can lawfully be effectuated and the balance of this General Release shall be enforceable and remain in full force and effect.
(b)This General Release shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs and assigns.
(c)This General Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflict of law, principles, rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(d)This General Release may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
12.EFFECTIVE DATE/REVOCATION. The Executive may revoke this General Release in writing at any time during a period of seven (7) calendar days after his execution of this General Release (the “Revocation Period”) by notifying the Company’s General Counsel via email. This General Release shall be effective and enforceable automatically on the date of actual receipt by the General Counsel of the Company of the Certificate of Non-Revocation of the General Release Agreement (the form of which is attached hereto as Attachment A) executed and dated by the Executive at least one (1) calendar day after expiration of the Revocation Period (the “Effective Date”). The Agreement is deemed revoked unless the Executive signs and delivers to the General Counsel of the Company within five (5) calendar days after the Revocation Period, the Certificate of Non-Revocation of the General Release Agreement. If the Executive timely revokes this General Release, no severance or any other payment conditioned on the effectiveness of this General Release pursuant to the Agreement or otherwise shall be due or payable by the Company to the Executive.
13.ACKNOWLEDGEMENT. In signing this General Release, the Executive acknowledges that:
(a)The Executive has read and understands the Agreement and the General Release and the Executive is hereby advised in writing to consult with an attorney prior to signing this General Release;
(b)The Executive has consulted with his attorney, and he has signed the General Release knowingly and voluntarily and understands that the General Release contains a full and final release of all of the Executive’s Claims;

(c)The Executive is aware and is hereby advised that the Executive has the right to consider this General Release for twenty-one (21) calendar days before signing it (or in the event of a group termination program forty-five (45) days), and that if the Executive signs this Agreement prior to the expiration of the twenty-one (21) calendar days (or 45 days, if applicable), the Executive is waiving the right freely, knowingly and voluntarily;
(d)No changes to this General Release, whether material or immaterial, will restart the consideration period provided in Section 13(c), above;
(e)The Executive is not waiving or releasing any claims arising after the date Executive executes this General Release; and
(f)The General Release is not made in connection with an exit incentive or other employee separation program offered to a group or class of employees.
IN WITNESS WHEREOF, the Executive has executed this General Release as of the day and year first above written.
National Healthcare Properties, Inc.
By: /s/ Jie Chai
Name: Jie Chai
Title: General Counsel

Executive
By: /s/ Scott M. Lappetito
Scott M. Lappetito

ATTACHMENT A
CERTIFICATE OF NON-REVOCATION
OF THE GENERAL RELEASE AGREEMENT
I hereby certify and represent that seven (7) calendar days have passed since the Parties signed the General Release and Waiver Agreement, dated as of November 18, 2025 (the “General Release”), and that I have NOT exercised my right to revoke that General Release pursuant to the Older Workers Benefit Protection Act of 1990 or any other provision of law. I understand that the Company and the other Releasees on behalf of themselves and their subsidiaries and affiliates, in providing me with payments and/or benefits under the General Release, are relying on this Certificate, and that I can no longer revoke the General Release.

Scott M. Lappetito        Date of Execution by Executive

IMPORTANT:
This Certificate should be signed, dated and returned to General Counsel no earlier than on the eighth (8th) calendar day after the General Release is executed by both Parties, and no later than on the fifth (5th) calendar day (inclusive of said 8th calendar day) thereafter.